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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

JILL KELLY PRODUCTIONS HOLDING, INC:

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
                                                          Names Under Which
Name of Subsidiary               State of Incorporation   Subsidiary Does Business
------------------               ----------------------   ------------------------
1. Jill Kelly Productions, Inc.  Delaware                 Jill Kelly Productions

2. J.K. Distribution, Inc.       Nevada                   J.K. Distribution

3. JKP Bizarre, LLC              Delaware                 JKP Bizarre, LLC and
                                                          Bizarre Video
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